HARRIS & HARRIS GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.           Purpose; Effective Date.  The purpose of the Plan is to encourage employee participation in the ownership and economic progress of the Company by providing employees of the Company and its Designated Subsidiaries an opportunity to purchase Common Stock.

The Plan was adopted and approved by the Board on March 11, 2010.

2.           Definitions.

a.           "Agent" means any administration of the Plan to which the Committee delegates all or a portion of the administration of the Plan.

b.           “Board” means the Board of Directors of the Company.

c.           “Change in Capitalization” means any dividend or other distribution (whether in the form of cash, Stock, deemed dividends or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event.

d.           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

e.           “Committee” means the Board, the Compensation Committee of the Board, or such other Committee of the Board which is appointed by the Board to administer the Plan and to perform the functions set forth herein.

f.           “Common Stock” means shares of common stock, par value $0.01 per share, of the Company.

g.           “Company” means Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

h.           “Compensation” means the pre-tax fixed salary or base wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

i.           “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military or sick leave), provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

j.           “Designated Subsidiaries” means the subsidiaries of the Company which have been designated by the Company from time to time in its sole discretion as eligible to participate in the Plan.

k.           “Employee” means any person, including an officer, who is regularly employed by the Company or one of its Designated Subsidiaries.

l.           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

m.           “Fair Market Value” per share as of a particular date means, unless otherwise determined by the Board in good faith, (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, on such date, without regard to any third-market or aftermarket transactions affecting such closing price on such date, (ii) if the Common Stock is principally traded in an established over-the-counter market, the mean between the latest bid and ask per share of Common Stock on such over-the-counter market or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

n.           “Investment Company Act” means the Investment Company Act of 1940, as amended.

o.           “Participant” means an Employee who participates in the Plan.

p.           “Plan” means this Harris & Harris Group, Inc. Employee Stock Purchase Plan, as amended from time to time.

q.           “Plan Year” means the calendar year, or such other period or periods determined by the Committee.

r.           “Purchase Period” means the first 10 business days of each calendar quarter of each Plan Year during the effectiveness of the Plan, or such other date or dates determined by the Committee at least 20 days in advance of a particular calendar quarter.

3.           Eligibility.

Subject to the requirements of Section 4a hereof, any person who is (i) an Employee as of the beginning of a calendar quarter following adoption of the Plan and (ii) who is regularly scheduled to work at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan.

4.           Participation.

a.           Each eligible Employee may elect to become a Participant in the Plan only by filing an agreement with the Company authorizing payroll deductions for the following calendar quarter (as set forth in Section 5 hereof).  Such authorization shall remain in effect for all subsequent calendar quarters during which the Participant is an Employee eligible to participate in the Plan, until modified or terminated by the Participant. Such agreement shall obligate the Employee to purchase shares through the Plan in accordance with the terms set forth herein and other administrative terms and conditions adopted by the Committee.

b.           The maximum aggregate annual payroll deduction permitted for any single Employee in any single calendar year under the Plan is one hundred thousand dollars ($100,000.00), prorated for partial years, or such other amount as may be determined prospectively by the Committee in its discretion from time to time and communicated to Employees.

c.           During each Purchase Period the Company's Agent shall purchase the number of shares of Common Stock purchasable on behalf of the Participants out of the payroll deductions authorized by the Participants with respect to the immediately preceding calendar quarter, shall average price all such purchases and shall allocate to the account of each Participant the number of shares of Common Stock equal to the payroll deduction for such Participant for such calendar quarter divided by such average price for such Purchase Period.

d.           The shares of Common Stock purchased during each Purchase Period that are then credited to the Participant’s account under the Plan shall be deemed to be transferred to the Participant on completion of the Purchase Period and, except as otherwise provided herein, the Participant shall thereafter have all rights of a stockholder with respect to such shares.

5.           Payroll Deductions.

a.           Subject to the aggregate limitation in Section 4b, a Participant may increase or decrease such payroll deduction at any time, but not more frequently than once per calendar quarter, by filing a new authorization form with the Committee; provided, however, that in the event such an authorization is received by the Committee during the 20-day period prior to the commencement of a Purchase Period, such authorization shall have no effect until the commencement of the following calendar quarter.

b.           All payroll deductions made with respect to a Participant hereunder shall be credited to such Participant’s account under the Plan.

6.           Delivery of Common Stock.

Shares of Common Stock held in a Participant’s account under the Plan may not be withdrawn by such Participant until the earlier to occur of (i) such Participant’s termination of employment with the Company and (ii) such time as the number of shares of Common Stock beneficially owned by such Participant (whether acquired pursuant to the Plan or otherwise) is in excess of the number of shares required to be held by such Participant pursuant to the Company’s stock ownership guidelines as in effect from time to time; provided, that any such in-service withdrawal shall be permitted only with respect to the number of shares of Common Stock in excess of such Company stock ownership requirement.  Notwithstanding any other provision of the Plan, no shares of Common Stock may be withdrawn by a Participant prior to the date that is six months following the expiration of the Purchase Period for which such shares were allocated to the Participant’s account unless such withdrawal follows the termination of such Participant’s employment with the Company.  As promptly as practicable after receipt by the Committee of a written request for withdrawal of Common Stock from any Participant, the Agent shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant is permitted and has requested to withdraw.  Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased during the Purchase Periods to which they relate.  A Participant's interest in the account, and shares of Common Stock to be delivered to a Participant under the Plan, shall be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

7.           Withdrawal; Termination of Employment.

a.           A Participant may withdraw from participation in the Plan with respect to any calendar quarter at any time, by giving written notice to the Company; provided, however, that in the event such notice is received by the Committee during the 20-day period prior to the commencement of a Purchase Period, such authorization shall have no effect until the commencement of the following calendar quarter.  In such event, any payroll deductions credited to such a Participant’s account that have not been used to purchase shares of Common Stock shall be returned (without interest) to such Participant, and such Participant shall not be eligible to participate with respect to the two Purchase Periods that immediately follow the calendar quarter during which such Participant withdrew from the Plan.

b.           Upon termination of a Participant’s Continuous Status as an Employee for any reason, including voluntary termination, retirement or death, the payroll deductions credited to such Participant’s account (that have not been used to purchase shares of Common Stock) shall be returned to such Participant or, in the case of such Participant’s death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s participation in the Plan shall be automatically terminated.

8.           Dividends, Deemed Dividends and Interest.

a.           Cash dividends paid on Common Stock held in a Participant’s account shall be distributed to Participants in cash. Shares of Common Stock held in a Participant’s account shall also be eligible for any deemed dividends paid on such shares following purchase by such Participant.  Dividends paid in Common Stock, or stock splits of the Common Stock, shall be credited to the accounts of Participants.  Dividends on Common Stock held in a Participant’s account which are paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

b.           No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

9.           Administration.  The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated.  The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held and shall be binding on all parties.  The Company shall pay all expenses incurred in the administration of the Plan.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

10.           Designation of Beneficiary.

a.           A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash remaining in such Participant’s account under the Plan in the event of the Participant’s death.

b.           Such designation of beneficiary may be changed by the Participant at any time by written notice.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver shares of Common stock and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.           Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7 hereof.

12.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company only for purchases under the Plan, and the Company shall be obligated to segregate such payroll deductions.

13.           Reports.  Individual accounts shall be maintained for each Participant.  Statements of account shall be given to Participants as soon as practicable following each Purchase Period, which statements shall set forth the amounts of payroll deductions, the per share purchase price, the number of shares of Common Stock purchased, the aggregate shares in the Participant’s account and the remaining cash balance, if any.

14.           Effect of Certain Changes.  In the event of a Change in Capitalization, the Committee shall determine in its sole discretion the appropriate equitable adjustments, if any, to be made under the Plan.

15.           Amendment or Termination.  The Board may at any time terminate or amend the Plan at any time and for any reason or no reason.  If the Plan is terminated less than 20 days prior to or during a Purchase Period, such termination shall be effective only at the end of such Purchase Period and all purchases for such Purchase Period shall be completed, and all shares allocated in accordance with the Plan, before giving effect to such Plan termination.

16.           Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17.           Regulations and Other Approvals; Governing Law.

a.           The obligations of the Company hereunder shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

b.           This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.